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[letterhead of RP Financial, LC.]

                                      EXHIBIT 23.6
                                      ------------


                CONSENT OF RP FINANCIAL, LC.


                                 August 25, 2000


        We consent to the inclusion in this Registration Statement on Form S-4 of Allegiant Bancorp, Inc. of our opinion to the Board of Directors of Equality Bancorp, Inc. as set forth in the Joint Proxy Statement/ Prospectus, which is part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the Joint
Proxy Statement/Prospectus under the caption "Opinion of Equality
Bancorp's Financial Advisor".

                                 Sincerely,

                                 RP FINANCIAL, LC.


                                 /s/ William E. Pommerening

                                 William E. Pommerening
                                 Managing Director